Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FINANCIAL SYSTEMS GROUP, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TENTH DAY OF MAY, A.D. 2002, AT 9 O'CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE SEVENTEENTH DAY OF MAY, A.D. 2002, AT 12:30 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "NSI ACQUISITION CORPORATION" TO "FINANCIAL SYSTEMS GROUP, INC.", FILED THE THIRTY-FIRST DAY OF MAY, A.D. 2002, AT 9 O'CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-FIRST DAY OF AUGUST, A.D. 2002, AT 9 O'CLOCK A.M.

CERTIFICATE OF CORRECTION, FILED THE THIRTIETH DAY OF SEPTEMBER, A.D. 2002, AT 9 O'CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE TENTH DAY OF MAY, A.D. 2005, AT 7:58 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 2006, AT 2:56 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3524262 8100H

070012351

AUTHENTICATION: 5355840

DATE: 01-16-07

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "FINANCIAL SYSTEMS GROUP, INC.".

Harriet Smith Windsor, Secretary of State

3524262 8100H

070012351

AUTHENTICATION: 5355840

DATE: 01-16-07

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/10/2002
020301521 – 3524262

CERTIFICATE OF INCORPORATION

OF

NSI ACQUISITION CORPORATION

ARTICLE I.

The name of this Corporation is NSI ACQUISITION CORPORATION.

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware and the County of Kent is 9 East Loockerman Street, Dover, DE 19901 and the name of the registered agent at that address is National Registered Agents, Inc.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

The name of the Corporation's incorporator is Laurie Harder Biegel and the incorporator's mailing address is 611 Anton Boulevard, 14th Floor, Costa Mesa, CA 92626.

ARTICLE V.

This Corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares which the Corporation is authorized to issue is One Hundred (100) shares, all of which shall be designated Common Stock, par value $0.001.

ARTICLE VI.

A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE VIII.

Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE IX.

The number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation or in an amendment thereof duly adopted by the Board of Directors of the Corporation or by the stockholders of the Corporation.

ARTICLE X.

Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

ARTICLE XI.

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE XII.

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation this 10th day of May 2002.

Laurie Harder Biegel, Incorporator

2088020935-0001
2x5a4r01 a05/10/02

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 05/17/2002
020317420 – 3524262

CERTIFICATE OF MERGER
OF
MAT TRADING CORP.
AND
NSI ACQUISITION CORPORATION

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) MAT Trading Corp., which is incorporated under the laws of the State of New York; and

(ii) NSI Acquisition Corporation, which is incorporated under the laws of the State of Delaware.

2. An Agreement and Plan of Merger (the "Agreement of Merger") has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by MAT Trading Corp. in accordance with the laws of the State of its incorporation and by NSI Acquisition Corporation in the same manner as is provided in Section 252 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein certified is NSI Acquisition Corporation, which will continue its existence as said surviving corporation pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of NSI Acquisition Corporation is to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: NSI Acquisition Corporation, 990 Stewart Avenue, Suite 420, Garden City, New York 11530.

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The authorized capital stock of MAT Trading Corp. consists of 10,000,000 shares of a par value of $.01 each.

Dated: May 17, 2002

MAT TRADING CORP.

By: /s/Marc K. Swickle
Name: Marc K. Swickle
Title: President

Dated: May 17, 2002

NSI ACQUISITION CORPORATION

By: /s/ Patrick Rylee
Name: Patrick Rylee
Title: President